Oasis Midstream Partners Completes Acquisition of Midstream Interests from Oasis Petroleum and IDR Elimination
HOUSTON, TX., March 30, 2021 /PRNewswire/ -- Oasis Midstream Partners LP (Nasdaq: OMP) (the “Partnership” or “OMP”) successfully closed the acquisition of all remaining interests in Bobcat DevCo LLC ("Bobcat DevCo") and Beartooth DevCo LLC ("Beartooth DevCo") from Oasis Petroleum Inc. (Nasdaq: OAS) ("Oasis") as well as eliminated the Partnership’s incentive distribution rights (“IDRs”) in exchange for $231.5 million cash and 14.8 million units for total consideration of approximately $512.5 million based on OMP’s 20 day volume weighted average price ending on March 19, 2021 (the “Simplification”). The Simplification also includes a right of first refusal in favor of OMP with respect to midstream opportunities in the Painted Woods and City of Williston operating areas of Oasis. Closing occurred on Tuesday, March 30, 2021. Upon closing, OMP’s interest in Bobcat DevCo increased to 100% from 35.3%, OMP’s interest in Beartooth DevCo increased to 100% from 70%, and all IDRs were eliminated from OMP’s capital structure.
Additionally, on March 30, 2021, OMP successfully closed its private placement to eligible purchasers of $450 million in aggregate principal amount of 8.00% senior unsecured notes due 2029 (the “Notes Offering”).
Of the total $512.5 million purchase consideration, $231.5 million was financed by the Notes Offering. The remaining amount was funded through the issuance of 14,800,000 common units, 1,850,356 of which were issued to the holders of Class A and Class B Units representing membership interests in OMP GP LLC with the remaining 12,949,644 common units issued directly to OMS Holdings LLC.
"We are pleased to announce the successful closing of OMP’s previously announced purchase of the remaining interest in Bobcat DevCo and Beartooth DevCo, as well as the simplification of its financial structure," said Taylor Reid, Chief Executive Officer of OMP. "This accretive transaction enhances our scale and strengthens OMP's attractive position in the core of the Williston Basin. OMP is uniquely positioned to benefit from Oasis's development program and capture additional third party business. Volumes from both Oasis and third parties provide a solid foundation through 2021 and beyond. This transaction is extremely attractive for our investors by allowing OMP to increase its scale in an accretive manner, while improving its competitive position to capitalize on future opportunities. Our sponsor, Oasis, is a proven operator with over 10 years of low-breakeven inventory. OMP believes it is well positioned to capture volumes derived from resilient activity levels at Oasis supported by our sponsor's strong balance sheet and attractive asset base that generates significant free cash flow."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the Simplification as well as the benefits of it and related transactions, and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, , uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership’s business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Midstream Partners LP
Oasis Midstream Partners LP is a premier gathering and processing master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Taylor Reid, Director and Chief Executive Officer
Richard N. Robuck, Senior Vice President and Chief Financial Officer
Bob Bakanauskas, Director of Investor Relations
(281) 404-9600